Exhibit 10.2

AFFIRMATION OF GUARANTY

This AFFIRMATION OF GUARANTY is made as of February 15, 2007, by each of the undersigned (individually, a “Guarantor” and, collectively, the “Guarantors”) for the benefit of Comerica Bank (“Bank”).

RECITALS

Bank and MGAM Systems, Inc., a Delaware corporation and Megabingo, Inc., a Delaware corporation (collectively, “Borrower”) are parties to that certain Amended and Restated Loan and Security Agreement dated as of November 16, 2005, as amended (collectively, the “Loan Agreement”). Each Guarantor executed for the benefit of Bank an Unconditional Guaranty dated as of June 25, 2003 (each, a “Guaranty”) and an Affirmation and Amendment of Guaranty dated as of November 16, 2005. Borrower and Bank propose to enter into a Second Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”). Bank has agreed to enter into the Amendment provided, among other things, that each Guarantor consents to the entry by Borrower into the Amendment and related documents and agrees that its Guaranty will remain effective.

AGREEMENT

NOW, THEREFORE, each Guarantor agrees as follows:

1. Guarantor consents to the execution, delivery and performance by Borrower of the Amendment and the documents and instruments executed in connection therewith, as well as all other amendments and modifications to the Loan Agreement.

2. Each Guaranty shall remain in full force and effect. Each Guarantor confirms that Guarantor has no defenses against its obligations under the Guaranty. Each Guarantor represents and warrants that the Representations and Warranties contained in the Guaranty are true and correct as of the date of this Affirmation. Unless otherwise defined, all capitalized terms in this Affirmation shall be as defined in the Guaranty. This Affirmation may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned Guarantors has executed this Affirmation of Guaranty as of the first date above written.

MULTIMEDIA GAMES, INC.

By:	Randy Cieslewicz
Title:	Interim Chief Financial Officer

MGAM SERVICES, L.L.C.

By:	Randy Cieslewicz
Title:	Interim Chief Financial Officer